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                                                                   Exhibit 10.34


                        AMENDMENT OF EMPLOYMENT AGREEMENT



         This AMENDMENT OF EMPLOYMENT AGREEMENT ("Amendment") dated as of June 10, 2005 is entered into between ENZON PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and CRAIG A. TOOMAN (the "Executive").

                                    RECITALS

         A. The Company and the Executive entered into an Employment Agreement dated January 5, 2005 (the "Employment Agreement").

         B. As of the date hereof, the Executive was appointed as Executive Vice President, Finance and Chief Financial Officer for the Company, while retaining his duties and responsibilities previously assigned as Executive Vice President, Strategic Planning and Corporate Communications, and in consideration therewith the Board increased the Executive's Base Salary and awarded the Executive a grant of stock options.

         C. The Company and the Executive desire to amend the Employment Agreement consistent with the foregoing and in accordance with the provisions set forth herein.

         NOW THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below and other good and valuable consideration, the parties agree as follows:

         1. All capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

         2. Section 2 is amended to provide that the initial Term of the Employment Agreement shall end on June 10, 2008, subject to renewal or termination as provided therein.

         3. Section 3(a) is deleted in its entirety and replaced as follows:

                  "(a) During the Term, the Executive agrees to perform such employment duties for the Company in an executive and managerial capacity commensurate with the position of Executive Vice President, Finance and Chief Financial Officer of the Company. As Executive Vice President, Finance and Chief Financial Officer, the Executive shall have the authority, duties and responsibilities associated with such position as well as continuing all duties and responsibilities previously assigned as Executive Vice President, Strategic Planning and Corporate Communications, including, without limitation, the authority and duty generally (i) to supervise and direct the financial and accounting activities of the Company, and (ii) to supervise and direct the strategic planning, investor and public relations business of the Company, as well as such additional duties consistent with his position as assigned by the Chief Executive Officer, reporting to the Chief Executive Officer, and subject to the control and direction of the Chief Executive Officer of the Company, the Board of Directors of the Company (the "Board"), or any duly authorized Committee of the Board."

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         4. The Employment Agreement is amended to substitute "Executive Vice
President, Finance and Chief Financial Officer" each place where "Executive Vice President of Strategic Planning and Corporate Communications" appears.

         5. Effective as of the date hereof, Section 4(a) of the Employment Agreement is amended to provide for a current Base Salary of Three Hundred Sixty Five Thousand Dollars ($365,000) per year.

         6. As of the date hereof, the Executive shall be granted options to purchase 50,000 shares of Common Stock pursuant to the Company's 1987 Non-Qualified Stock Option Plan having an exercise price equal to $5.73 per share, vesting in equal annual installments of 12,500 shares on each of the first four anniversaries of the date hereof provided that the Executive is continuously employed with the Company on each such vesting date (or as otherwise provided in Section 10 or Section 11 of the Employment Agreement), and a term of ten years, as more particularly set forth in the Non-Qualified Stock Option Certificate and Agreement attached hereto as Exhibit A, (the "Option"). For the purposes of Section 10(a)(vi) and (vii) of the Employment Agreement, the Option shall be treated as a stock option granted pursuant to Section 4(e) of the Employment Agreement; provided, to the extent that the Option becomes vested prior to December 10, 2005, it shall not be exercisable until December 10, 2005.

         7. The Company will pay the Executive's professional fees incurred to prepare this Amendment.

         8. The Employment Agreement is affirmed, ratified and continued, as amended hereby.

         IN WITNESS WHEREOF, the parties have executed, or caused to be executed by a duly authorized representative, this Amendment as of the date hereof.

ENZON PHARMACEUTICALS, INC.


By: /s/ Jeffrey H. Buchalter
   --------------------------------------------------

     Name: Jeffrey H. Buchalter

     Title: Chairman, President and Chief Executive Officer


THE EXECUTIVE

/s/ Craig A. Tooman
-----------------------------------------------------
CRAIG A. TOOMAN

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                                    EXHIBIT A

           Attach Non-Qualified Stock Option Certificate and Agreement





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